Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated as of March 8, 2006 which appears in the Skinvisible, Inc. Annual Report on Form 10-KSB filed on March 31, 2006 for the fiscal year ended December 31, 2005, which is incorporated herein by reference. We also consent to the use of our name as experts in such Registration Statement.

/s/ Sarna & Company
Sarna & Company, Certified Public Accountants
Westlake Village, California